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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 23, 2009 (February 20, 2009)
CHAMPIONSHIP LIQUIDATING TRUST

(Exact name of registrant as specified in its charter)

Delaware	1-13925*	20-6918418

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4667 Austin Trace, Zionsville, IN	46077

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (317) 230-3947
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
*	Championship Liquidating Trust is the transferee of the assets and liabilities of Championship Auto Racing Teams, Inc. and files reports under Championship Auto Racing Teams, Inc.’s former Securities and Exchange Commission File Number.
SEC 873 (02-08)
Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Item 8.01 Other Events
     On February 20, 2009, Championship Liquidating Trust (the “Trust”) announced that it will make a final liquidating distribution as soon practicable to the holders of its units of Beneficial Interests in the aggregate amount of $441,544.02, in cash, which represents all remaining cash of the Trust, less final wind-up costs. In the final liquidating distribution, the Beneficial Interest holders will receive $0.03 in cash for each unit of Beneficial Interest held of record at the close of business on December 31, 2005. In accordance with the terms of the Liquidating Trust Agreement, upon the completion of the final liquidating distribution, the Liquidating Trust’s existence will terminate. The Trust will cease to be a reporting company under the Securities Exchange Act of 1934. The text of the press release announcing the final Liquidating Trust is filed as Exhibit 99.1 to this Current Report and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(c) Exhibits

Exhibit	Description

99.1	Press Release dated February 20, 2009

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHAMPIONSHIP LIQUIDATING TRUST (Registrant)
By:	/s/ Thomas L. Carter
Thomas L. Carter, Administrative Trustee

Date: February 23, 2009

Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated February 20, 2009 of the Liquidating Trust

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